Exhibit 10.4

CLOSING MEMORANDUM FOR

THE STOCK PURCHASE OF

JEANTEX, INC.

  BY LEXOR HOLDINGS, INC.

 June 29, 2005

02:00 P.M. Pacific Standard Time

I.

GENERAL

This memorandum describes the principal transactions that have occurred in connection with the purchase (the "Purchase") of all the issued and outstanding shares of common stock of Jeantex, Inc., a California corporation ("Jeantex"), by Lexor Holdings, Inc. ("Lexor"), a Florida corporation, in accordance with the Stock Purchase Agreement by and between Jeantex, Susan Shin and Lexor dated December June 22, 2005.

The Closing occurred on June 29, 2005 (the "Effective Date"), at 02:00 P.M. Pacific Standard Time, in accordance with the Closing Procedures of the Stock Purchase Agreement.

II.

TRANSACTIONS PRIOR TO THE CLOSING

        The following actions were taken prior to the Closing

1.

On June 15, 2005, a preliminary due diligence review of Jeantex was conducted by Henry D. Fahman, Timothy Pham, and Johnny Park, authorized representatives of Lexor, at the premises of Jeantex.

2.

On June 22, 2005, a Stock Purchase Agreement between Jeantex and Lexor was executed and delivered.

3.

From June 22 to June 28, 2005, further due diligence review of Jeantex was conducted by Henry D. Fahman and Johnny Park on behalf of Lexor.

4.

On June 29, 2005, final due diligence review of Jeantex was conducted by Henry D. Fahman and Johnny Park on behalf of Lexor.

III.

CLOSING DOCUMENTS AND TRANSACTIONS

The following documents were delivered at or prior to the Effective Date, but all such documents are deemed delivered at the Effective Date. All documents are dated as of the Effective Date and delivered in Los Angeles, California, unless otherwise indicated. All transactions in connection with the Closing shall be considered as accomplished concurrently, so that none shall be effective until all are effective. Executed copies (or photocopies, or conformed copies, where necessary) of each document will be delivered to each party after the Closing.

IV.

SCHEDULE OF CLOSING DOCUMENTS

1.

Articles of Incorporation.

2.

Bylaws.

3.

List of shareholders and stock holdings.

4.

Financial statements.

5.

Liability disclosure.

6.

Assets.

7.

Contracts (Purchase Orders).

8.

Litigation.

9.

Insurance.

10.

Employees.

11.

Compliance with Law.

12.

Leases.

13.

Permits/Licenses.

14.

Recapitalization summary

15. Trademarks and Intellectual Properties

V.

FILING WITH STATE JURISDICTIONS AND THE SECURITIES AND EXCHANGE COMMISSION

The necessary documents pertaining to the consummation of the Purchase will be filed with the appropriate state jurisdictions and the Securities and Exchange Commission on the Effective Date or promptly thereafter.

Dated: June 29, 2005

                           Date: June 29, 2005

Lexor Holdings, Inc

Jeantex, Inc., a California corporation

Florida Corporation

                   By:/s/ Henry D. Fahman

                           By:/s/ Susan Shin

       Henry D. Fahman, President & CEO                                     Susan Shin, President

Date: June 29, 2005

By:/s/ Susan Shin

Susan Sin, shareholder